POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Lawrence K. Workman, Jr., Brent A. Ashley, Anita V. Mills Matos, Valerie Van Dyke, Jessica Savage, Eric Orsic and Andrew C. Thomas, and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to execute, on behalf of the undersigned, any and all statements or reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the beneficial ownership of shares of Class A Common Stock, par value $0.01 per share, of Hamilton Beach Brands Holding Company (the "Company") and Class B Common Stock, par value $0.01 per share, of the Company, including, without limitation, a Form ID, all initial statements of beneficial ownership on Form 3, all statements of changes of beneficial ownership on Form 4 and all annual statements of beneficial ownership on Form 5 and any and all other documents that may be required, from time to time, to be filed with the Securities and Exchange Commission, to execute any and all amendments or supplements to any such statements or forms, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Alfred M. Rankin, Jr.

The Trust created under the
Agreement, dated September 28,
2000, as supplemented, amended and
restated, between Victoire G.
Rankin, as trustee, and Victoire
G. Rankin, for the benefit of
Victoire G. Rankin

	By:  Alfred M. Rankin, Jr.,
as Trustee

Rankin Associates I, L.P. (f/k/a
CTR Family Associates, L.P.) and
Rankin Associates IV, L.P.
	By:  Alfred M. Rankin, Jr.,
as General Partner

Rankin Management, Inc.
	By: Alfred M. Rankin, Jr., as
President

Rankin Associates II, L.P.; Rankin
Associates V, L.P.; and Rankin
Associates VI, L.P.
	By: Alfred M. Rankin, Jr., as
President of 	Rankin Management,
Inc., General Partner
The Trust created under the
Agreement, dated July 20, 2000, as
supplemented, amended and
restated, between Alfred M.
Rankin, Jr., as trustee, and Clara
T. Rankin, for the benefit of
Clara T. Rankin

The Trust created under the
Agreement, dated September 28,
2000, as supplemented, amended and
restated, between Alfred M.
Rankin, Jr., as trustee, and
Alfred M. Rankin, Jr., for the
benefit of Alfred M. Rankin, Jr.

The Trust created under the
Agreement, dated September 28,
2000, between Alfred M. Rankin,
Jr., as trustee, and Bruce T.
Rankin, for the benefit of Bruce
T. Rankin

BTR 2012 GST for Helen R. Butler

BTR 2012 GST for Clara R. Williams

2012 Helen R. Butler GST Trust;
and

2012 Clara R. Williams GST Trust
	By: Alfred M. Rankin, Jr. as
Trustee

The Trust created under the
Agreement, dated January 11, 1965,
as supplemented, amended, and
restated, between PNC Bank &
Alfred M. Rankin, Jr. as Co-
Trustee, for the benefit of
grandchildren; and
The Trust created under the
Agreement, dated December 28,
1976, between PNC Bank as Co-
Trustee, and Clara L.T. Rankin,
for the benefit of grandchildren;
Alfred M. Rankin, Jr., Co-Trustee
	By Alfred M. Rankin, Jr., as
Co-Trustee

Alfred M. Rankin Jr.-Roth IRA-
Brokerage Account #*****
	By: Alfred M. Rankin, Jr.

Name:	/s/ Alfred M. Rankin,
Jr.
	Alfred M. Rankin, Jr.
Date:	July 21, 2023
Address:  	4421 Waterfront
Drive
		Glen Allen, VA  23060